                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Schedule 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant  x
                        ---
Filed by a Party other than Registrant
                                       ---
Check the appropriate box:

    Preliminary Proxy Statement
---

    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
--- RULE 14A-6(e)(2)

 x  Definitive Proxy Statement
---

    Definitive Additional Materials (Annual Report)
---

    Soliciting Material Pursuant to Section 2401.14a-11 or Section 240.14a-12
---

                           METRO GLOBAL MEDIA, INC.
               (Name of Registrant as Specified In Its Charter)

                           Eric P. Littuman, Esquire
                    (Name of Person Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

 x   No fee required.
---
     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
---

      1. Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

      2. Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

      4. Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

      5. Total fee paid:


     Fee paid previously with preliminary materials.
---
     Check box if any part of the fee is offset as provided by Exchange
---
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                ----------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
                                                      ------------------------
     (3) Filing Party:
                      --------------------------------------------------------
     (4) Date Filed:
                    ----------------------------------------------------------

                           METRO GLOBAL MEDIA, INC.
                             ONE METRO PARK DRIVE
                         CRANSTON, RHODE ISLAND 02910

                                 -------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held Tuesday, January 26, 1999

                                 -------------

To the Shareholders of Metro Global Media, Inc.:

     Notice is hereby given that the Annual meeting of Stockholders of Metro Global Media, Inc. will be held at the Crowne Plaza at the Crossings, 801 Greenwich Avenue, Warwick, Rhode Island, on Tuesday, January 26, 1999, at 10:00 am., local time, for the purpose of considering and voting upon the following matters:

1. To elect a board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2. To vote on the ratification of the terms of the Company's purchase of Fanzine International, Inc.

3.   To transact such other business as may properly come before the meeting.

     Only stockholders of record, as of the close of business on November 30, 1998, are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

                                           By order of the Board of Directors


                                           A. DANIEL GERIBO
                                           Secretary


YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING AND VOTE YOUR SHARES. EVEN IF YOU PLAN TO ATTEND IN PERSON, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. A STOCKHOLDER WHO EXECUTES AND RETURNS A PROXY IN THE ACCOMPANYING FORM HAS THE POWER TO REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                           METRO GLOBAL MEDIA, INC.
                             ONE METRO PARK DRIVE
                         CRANSTON, RHODE ISLAND 02910

                                 -------------

                                PROXY STATEMENT

                                 -------------

     The accompanying proxy is solicited by the Board of Directors of Metro Global Media, Inc. (the "Company" or "Metro"), for use at the Annual Meeting of Stockholders to be held on Tuesday, January 26, 1999.

                        PROXY SOLICITATION AND EXPENSE

     Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted as specified, or if no instructions are given, will be voted in favor of the proposals described herein. Proxies may be revoked at any time prior to being voted by written notice to the Secretary of the Company. Solicitation of proxies may be made by personal interview, mail, telephone or telegraph by directors, officers and employees of the Company. The expense of soliciting proxies will be borne by the Company. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's Common Stock. The approximate date on which this Proxy Statement and the accompanying proxy card will first be mailed to stockholders is January 4, 1999.

          OUTSTANDING VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only stockholders of record at the close of business on November 30, 1998, will be entitled to notice of and to vote at the meeting. At the close of business on that date, the Company had outstanding 6,550,481 Shares of Common Stock, $.0001 par value, exclusive of treasury shares. The presence at the meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on each particular matter to be considered at the meeting will constitute a quorum for the purpose of considering such matter. Each holder of the Company's Common Stock will be entitled to one vote for each share held.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Shares represented by the enclosed proxy will, unless otherwise directed, be voted to elect the nominees listed below to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. In the event of a vacancy in the list of nominees, the holders of the enclosed proxy will vote for the election of a nominee acceptable to the remaining nominees. Management is not aware of any person who is unable or unwilling to stand for election or to serve if nominated.

Name of Nominee                 Age          Position with Company
---------------                 ---          ---------------------

Dan H. Eberly                    48          Director and President

Alan S. Casale                   48          Director

A. Daniel Geribo                 53          Director

Robert T. Maiello                47          Director

Philip P. Salvatore              52          Director

Bart T. Senior                   34          Director

Janet M. Hoey                    35          Director and Treasurer

     Dan H. Eberly was named President and Chief Executive Officer of Metro Global Media, Inc. on December 1, 1998. Prior to his appointment at Metro, Mr. Eberly was employed, since 1995, as Chief Financial Officer and a senior management member of the executive operations and strategic planning group of Performance Polymers, Inc., the largest independent thermoplastic distributor in the United States. From 1992 through 1995, Mr. Eberly was employed by Computerland Corporation ("Computerland") as Vice-President of Operations in two subsidiaries established to acquire, restructure and operate a computer products sales and service business. During Mr. Eberly's tenure at Computerland, he also held a position as financial controller of the Northeast region of the United States. Mr. Eberly, a certified public accountant, obtained his Master's degree in Business Administration with a concentration in finance from Northeastern University.

     Alan S. Casale is a principal in the accounting firm of Casale, Caliri, and Jeroma since its inception in 1996. Prior to 1996, Mr. Casale was a principal in the accounting firm of Cardello, Riccitelli & Casale since 1987. Cardello, Riccitelli & Casale were the auditors of record of the Company from December 1992 to February 1993, and audited the financial statements of Metro for the years ended May 31, 1992, and May 31, 1991. Mr. Casale, who specializes in taxation, valuation and litigation services, has over 25 years of experience in both the private and public sectors. Mr. Casale, a certified public accountant, received both his Bachelor of Science and Master of Taxation degrees from Bryant College. Mr. Casale is a member of both the American Institute and Rhode Society of Certified Public Accountants.

     A. Daniel Geribo has served as President, Treasurer, Secretary and sole director of Capital Video Corporation ("CVC"), which operates a chain of retail video stores in the New England and upstate New York areas since November 1994, and from September 1993 to November 1994 served as General Manager of CVC. From January 1983 to May 1993, Mr. Geribo served as President of Unfinished Furniture House, Inc., a chain of retail furniture stores. Mr. Geribo obtained his Master's degree in Business Administration from Babson College.

     Robert T. Maiello, President of Fanzine International, Inc. and Maxstone Media Group, LLC, has extensive publishing and circulation experience. Since 1996, Mr. Maiello has been President of Millenium Publishing Partners. From 1990 through 1996, Mr. Maiello was President and Publisher of GCR Publishing Group, and previous to that he held the positions of President and Publisher of Swank International. Mr. Maiello received a Bachelor of Science degree in marketing and management from St. John's University.

     Philip P. Salvatore is President of Philip P. Salvatore & Associates, Inc. which was established in 1993. Philip P. Salvatore & Associates, Inc. is now recognized as the leading service provider to magazine publishers in North America. Mr. Salvatore has over 30 years of both consumer product and newsstand distribution experience dating back to the Scott Paper Company, Squibb Laboratories and Combe Incorporated in various management positions. Before starting Philip P. Salvatore & Associates, Inc., Mr. Salvatore served for 12 years as Vice President, Director of Marketing for Curtis Circulation Company. Mr. Salvatore is a graduate of Salem State College with degrees in Marketing and Economics.

     Bart T. Senior, Executive Vice President of Philip P. Salvatore & Associates, Inc. since 1993, has over 12 years of experience in magazine newsstand publishing and distribution and plays an integral role in the management of Fanzine International, Inc. Mr. Senior was previously employed by the Curtis Circulation Company in a variety of positions, including National Marketing Manager. Along with Philip Salvatore, Mr. Senior formed Philip P. Salvatore & Associates, Inc. Philip P. Salvatore & Associates, Inc. has been hired in the single copy sales management of some of the world's largest publishing companies, including the Meridith Corporation (publisher of LADIES HOME JOURNAL and BETTER HOMES AND GARDENS), Rodale Press, Inc. (publisher of PREVENTIONS and MEN'S HEALTH) and Time-Venture, Inc. (publisher of VIBE). Mr. Senior graduated cum laude with an associate degree in Marketing from the State University of New York.

     Janet M. Hoey was elected Treasurer of the Company in December 1997. Ms. Hoey was employed by the accounting firm of Ernst and Young from 1985 through 1990. From 1990 through 1996, Ms. Hoey was employed as controller and financial consultant for Quantum Resources, a forensic accounting and consulting company. Prior to joining Metro, Ms. Hoey was employed by Barnstable County Supply as its controller. Ms. Hoey, a certified public accountant, received her Bachelor of Science Degree from Providence College.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                 PROPOSAL NO. 2

Ratification of the terms of the Stock Purchase Agreement, dated July 31, 1998, by and between the Company and the shareholders of Fanzine International, Inc.

--------------------------------------------------------------------------------

                    PURCHASE OF FANZINE INTERNATIONAL, INC.

General
-------

     On July 31, 1998, your Company purchased 100% of the outstanding stock of Fanzine International, Inc. ("Fanzine") located at 230 West 41st Street, Suite 1500, New York, NY 10036. All of the outstanding stock of Fanzine was owned by four individuals, none of whom had any affiliation with the Company prior to the purchase of Fanzine. The Stock Purchase Agreement provided for the purchase of 100% of the stock of Fanzine for a total purchase price of $7,500,000, consisting of $4,000,000 in cash, payable over a 6-month period from July 31, 1998, and the issuance of 1,000,000 shares of the Company's common stock.

Business of Fanzine
-------------------

     Fanzine is a publishing company which produces a line of event driven, mainstream magazines, which are translated into seven languages and distributed to over twenty different nations. During fiscal 1998, Fanzine released Hit Sensations and Hit Sensations Specials on music, television, sports and Hollywood celebrities. Since inception in the summer of 1997, consumers have spent over $20 million in purchases of more than 90 Fanzine domestic and foreign releases.

     The Company intends to expand Fanzine's product base with a line of high-quality academic calendars, as well as the launch of four major new monthly celebrity magazines: CELEBRITY STYLE, TEEN CELEBRITY, GYM and BURN.

     CELEBRITY STYLE and TEEN CELEBRITY (two of the largest launches in the entire magazine industry in 1998) will each distribute more than 700,000 copies on newsstands throughout the United States and Canada. Both publications are intended to take advantage of the heightened interest in entertainment celebrities and their lifestyles. Competitive sales data indicates that this genre is currently very popular. GYM and BURN will offer practical health, fitness and nutritional advice for today's male reader. Like CELEBRITY STYLE and TEEN CELEBRITY, GYM and BURN will feature strong editorial content as well as exceptional packaging quality. GYM and BURN are scheduled to hit newsstands during the first quarter of 1999.

Terms of the Transaction
------------------------

     Pursuant to a Stock Purchase Agreement, on July 31, 1998, the Company purchased 100% of the stock of Fanzine for a total purchase price of $7,500,000, consisting of $4,000,000 cash payable over a six-month period from closing and 1,000,000 shares of the Company's common stock. The shares of the Company's restricted common stock were issued to the selling shareholders of Fanzine. The issuance of the restricted shares did not involve an underwriter and no discount or commission was paid in connection therewith. The acquisition has been accounted for as a purchase. As such, the excess of the aggregate purchase price over the fair market values of net assets acquired, which consisted mainly of licenses, trademarks, and publishing rights, was allocated principally to good will. The final acquisition purchase price is subject to certain earn-out contingencies during the first five quarters following the closing. Also, the selling shareholders of Fanzine have the right to redeem their respective shares of the registrant at a price of $8.00 per share on a quarterly basis if certain minimum earning levels, as defined in the Stock Purchase Agreement, are met during any four quarters of the first five quarters following the closing.

     The initial cash payable of $2,000,000 and the balance due was principally financed by long-term convertible debentures.

     This summary does not purport to be a complete description of all the terms of the transaction and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached to this proxy as Appendix I.

Federal Income Tax Consequence of the Transaction
-------------------------------------------------

     There are no federal tax consequences to the Company or its shareholders in connection with the transaction.

Shareholder Vote Required
-------------------------

     Although shareholder approval was not required, under Delaware law, to enter into or to perform the Stock Purchase Agreement, the Company realized, subsequent to the execution and completion of the Fanzine transaction, that, inasmuch as the issuance of 1,000,000 shares of the Company's common stock on July 31, 1998, represented 20.4% of the Company's then total shares outstanding, shareholder approval was required in order to comply with continuing listing requirements for the NASDAQ Small Cap market. As required by NASDAQ market rules, in order to satisfy continuing inclusion requirements, transactions that involve the issuance of in excess of 20% of a Company's common stock must be approved by its shareholders. Therefore, in order to remedy the Company's inadvertent failure to comply with NASDAQ Small Cap marketplace rule, the Company is seeking shareholder ratification, by a majority of the shares voting, in person or by proxy, on the matter (without regard to the vote of the shares issued in connection with the Fanzine transaction) of the terms of the Fanzine transaction. If the terms of the acquisition of Fanzine are not ratified, the Company intends to request that the Selling

Shareholders of all of Fanzine's outstanding common stock agree to re-negotiate the transaction so that the number of shares issuable in the transaction on July 31, 1998, would be less than 20% of the Company's outstanding shares on such date. Inasmuch as the Board of Directors believes the transaction and its terms are in the best interest of the Company and that it will likely be approved by the shareholders, there have been no discussions with the Selling Shareholders of Fanzine's outstanding common stock regarding re-negotiation of the terms of the transaction.

Board of Directors Recommendation
---------------------------------

     THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE TERMS OF THE TRANSACTION AT THE TIME THE STOCK PURCHASE AGREEMENT WAS EXECUTED AND THE ACQUISITION WAS CONSUMMATED, HAVING DETERMINED THAT THE TRANSACTION, AND ITS TERMS, ARE IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE TERMS OF THE TRANSACTION.

                                  MANAGEMENT

     The Directors and Executive Officers of the Company are as follows:

Name                     Age          Position
----                     ---          --------

A. Daniel Geribo          53          Director, President and Secretary
Alan S. Casale            48          Director
Dolores Guglielmi         59          Director
Janet M. Hoey             35          Treasurer

Mr. Geribo's biography is included above under Proposal No. 1 - Election of Directors.

Mr. Casale's biography is included above under Proposal No. 1 - Election of Directors.

Ms. Hoey's biography is included above under Proposal No. 1 - Election of Directors.

     Dolores Guglielmi has been a Registered Nurse Anesthetist for Associates in Anesthesia, Inc., a medical services provider, for more than five years.

     In addition to the directors and executive officers listed above, Dennis Nichols is expected to make a significant contribution to the business of the Company and its subsidiaries. Dennis Nichols has served as President and sole director of Metro Inc. since its inception in 1990. From March 1992 to November 1994, Mr. Nichols served as President, Treasurer, Secretary and director of CVC, which operates a chain of retail video stores in the New England and upstate New York areas. Mr. Nichols is 49 years old.

     No director or executive officer serves pursuant to any arrangement or understanding between him or her and any other person(s), other than arrangement or understandings with directors and officers acting solely in their capacity as such.

     The Board of Directors of the Company held 4 meetings during the fiscal year ended May 31, 1998. During the last fiscal year, no director attended fewer than 75% of the regularly scheduled and special meetings held while he or she was a director. The Company does not have standing audit, compensation or nominating committees.

     The Bylaws of the Company provide for a Board of Directors consisting of seven directors. Upon the election of the individuals listed in Proposal No. 1, above, there will be no vacancy on the Board.

                          SUMMARY COMPENSATION TABLE

                                  Annual Compensation                 Long Term Compensation
                                -----------------------             --------------------------
                                                            Other
Name and Principal      Fiscal                              Annual                            All Other
Position                Year      Salary       Bonus        Comp.       Awards     Payouts    Comp.
--------------------------------------------------------------------------------------------------------
A. Daniel Geribo        1998    $     -           -         $30,000        -           -         -

President               1997    $     -           -         $15,000
---------
Kenneth F. Guarino      1997    $    74,200       -

President (2)           1996    $    83,798       -


(1) Mr. Geribo was elected President of the Company in November 1996. His services are valued at $30,000 per year.

(2) Mr. Guarino was elected President of Metro effective October 31, 1995, and he resigned effective October 31, 1996.


   Aggregated Options / SAR Exercises in Last Fiscal Year and fiscal year-end
   --------------------------------------------------------------------------
                              Option / SAR Values
                              -------------------

                                                                 Number of
                                                                Securities       Value of
                                                                Underlying      Unexercised
                                                               Unexercised      In-the-Money
                                                             Options/SARs at   Options/SARs at
                                                               at FY-End          FY-end

                          Shares Acquired      Value          Exercisable /    Exercisable
Name                      on exercise (#)      Realized ($)   Unexercisable    Unexercisable /
--------------------------------------------------------------------------------------------------
Kenneth Guarino                   0                  -          200,000/0              -

A. Daniel Geribo                  0                  -           10,000/0              -

     In September 1993, a disinterested majority of the Board of Directors authorized the execution of an Employment Agreement with Kenneth F. Guarino, effective as of January 1, 1993. By mutual agreement, the employment agreement was terminated on December 31, 1996. In addition, the Company granted Mr. Guarino stock options to purchase up to 200,000 shares of Common Stock, at a purchase price of $1.50 per share, exercisable in four annual installments of 50,000 shares, commencing January 1, 1994. In January 1997, the term of the options was extended to December 31, 2006. The requirement that the options be exercised within 30 days after termination of employment was deleted. Except as set forth above, no other executive officer received salary and bonus exceeding $100,000 in any of the last three fiscal years.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------


     The following table sets forth certain information regarding the Company's Common Stock beneficially owned as of July 31, 1998: (i) by each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) by each of the Company's directors, and by all executive officers and directors as a group.

                              No. of Shares of                Percentage of
                                Common Stock               Beneficial Ownership
Name and Address             Beneficially Owned                    (1)

Officers and Directors
----------------------
A. Daniel Geribo                          10,000  (2)                          *
788 Reservoir Avenue,
 Suite 300
Cranston, RI 02910
                                             620                               *
Alan S. Casale
1140 Reservoir Avenue
Cranston, RI  02920

Dolores Guglielmi                         24,600                               0
27 Sherman Avenue
Lincoln, RI  02865

All Executive Officers and                35,220                               *
Directors as a group (4 people)

Other 5% Beneficial Owners
---------------------------

Briana Investment Group, LP            1,492,903                           24.44
c/o Helen Adderley, Esquire
Corner House
20 Parliament Street
Hamilton HM DX, Bermuda

Kenneth F. Guarino                       545,325  (3)                       8.93
50 Fort Avenue
Cranston, RI 02905

Metro Plus                               385,000                            6.30
1060 Park Avenue
Cranston, RI 02910

* Beneficial ownership represents less than 1% of the outstanding common stock.

(1) Assumes 5,907,562 shares of Common Stock issued and outstanding at July 31, 1998 and 200,000 unexercised stock options.
(2)  Includes 10,000 unexercised stock options.
(3)  Includes 200,000 unexercised stock options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     A. Daniel Geribo serves as the sole officer and director of, and Mr. Guarino also serves as the operations manager and is 100% owner of, Capital Video Corporation ("CVC") which operates a chain of retail video stores in the New England and upstate New York areas. CVC accounted for $9,952,316 (47%), $7,134,774 (39%), and $6,297,550 (32%) of the net sales of Metro, Inc. for the fiscal years ended May 30, 1998, 1997, and 1996, respectively. At May 30, 1998, $2,447,041 (47.1%) of Metro's outstanding accounts receivable were due from CVC. At May 31, 1997, $1,711,443 (41.9%) of Metro's outstanding accounts receivable were due from CVC. CVC's indebtedness to Metro is secured by a security interest in all of the inventory of CVC and the personal guaranty of Mr. Guarino's wife. At May 30, 1996, $662,807 (21%) of Metro's outstanding accounts receivable were due from CVC. The age of the accounts receivable from CVC is as follows:


                 Current       30-60 days       60-90 days      Over 90 days
                 -------       ----------       ----------      ------------
May 31, 1998     $   998,408   $   1,328,941    $   149,692     $         0
May 30, 1997     $   814,473   $     612,796    $   284,174     $         0
May 30, 1996     $   566,033   $      96,774    $         0     $         0

     The significant increase in Metro's accounts receivable from CVC is the result of increased sales due to CVC opening new stores, and a reflection of CVC's excellent payment history with Metro. Metro has permitted CVC to return to the previous net 60 day payment terms. Management of the Company has determined that, given the volume of business CVC has historically provided to Metro, the value of the CVC inventory (which is monitored by Metro and in which Metro retains a security interest), such aging is reasonable and in the best interests of the Company.

     Effective May 1, 1993, Metro entered into a lease with Castle Properties, L.L.C. for approximately 50,000 square feet of office space, which includes a warehouse and shipping complex, located in Cranston, Rhode Island. This new facility houses Metro's executive, administrative, editorial and operational offices, the data center and customer service, warehouse and fulfillment facilities. The lease is for a term of 10 years with two five-year renewal options, and provides for a fixed annual rent of $245,200 for the first five years, triple net. The annual rent for lease years 6 through 10 as well as the rent for the renewal terms, if any, shall be adjusted based upon increases in the consumer price index. Approximately 7,500 square feet of the facility is sublet to CVC under an oral, month-to-month lease agreement for $9,000 per month for June 1997, and $4,000 per month thereafter. Castle Properties, L.L.C. is a Rhode Island limited liability company, principally owned by Mr. Guarino's wife. In fiscal 1998, the Company was granted a rent reduction of $81,733 which is being amortized over the remaining term of the lease.

     On January 13, 1996, the Company entered into a lease agreement with Centurion Financial Group, L.L.C. for approximately 5,000 square feet of office space in Cranston, Rhode

Island, with a monthly rent of $5,833.33, effective June 1, 1994. The lease is for a term of 5 years, with a 5-year renewal option. Centurion Financial Group, L.L.C. is a Rhode Island limited liability company, principally owned by a trust for the benefit of Mr. Guarino's children. This lease was terminated by mutual agreement of the parties during the year ended May 30, 1997.

Conflicts of Interest
---------------------

     Of necessity, some inherent conflict of interest is involved whenever officers, directors and others, acting on behalf of the Company, supply services or goods to the Company for compensation. Additional conflicts and non-arm's length transactions may arise in the future when Company officers or directors are involved in the management of any other company with which the Company transacts business. Conflicts may also arise with respect to opportunities which come to the attention of such persons. Conflicts may also arise with respect to the amount of time and effort devoted to respective businesses and opportunities.

     Many of the persons who perform services as officers and directors to the Company are actively, and in the future will be, involved in businesses from which they derive income other than the Company. Their activities may include information and management of business ventures, the legal profession, purchase and sale of real estate and pursuit of other opportunities. It is expected that these persons will continue their separate business activities in conjunction with their activities at the Company.


     Although the Board of Directors believes that members of management will be of great assistance to the Company in the fulfillment of its corporate mission, some transactions may and will occur where the Company and a member of management will have conflicts in particular respects; however, it is intended that, in accordance with legal principles applicable to corporations, the Company's actions will be determined whenever possible by a disinterested majority of the Board of Directors.

     It is the Company's policy that all transactions in which an officer, director or 5% shareholder has a direct or indirect interest be on terms no less favorable to the Company than the Company would grant to or obtain from an independent third-party in an arms-length transaction. Because a majority of the Board of Directors is not affiliated with CVC, all transactions between the Company or Metro and CVC have been, and all future transactions will be, approved and/or ratified by a disinterested majority of the Board of Directors.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Trien, Rosenberg, Rosenberg, Weinberg, Ciullo & Fazzari, LLP served as the Company's independent certified public accountants for the year ended May 30, 1998, and management anticipates that such firm will be reappointed for the present fiscal year. A representative of Trien, Rosenberg, Rosenberg, Weinberg, Ciullo & Fazzari is expected to be present at the meeting with an opportunity to make a statement, if he desires to do so. Such representative is expected to be available to respond to appropriate questions from stockholders.

                                 ANNUAL REPORT

     ANY PERSON FROM WHOM PROXIES FOR THIS MEETING ARE SOLICITED MAY OBTAIN FROM THE COMPANY, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MAY 30, 1998, INCLUDING THE FINANCIAL STATEMENTS THEREIN AND THE RELATED SCHEDULES, BY WRITING TO THE COMPANY AT 1060 PARK AVENUE, CRANSTON, RHODE ISLAND 02910 ATTENTION:
SECRETARY. ANY SUCH REQUEST FROM A BENEFICIAL OWNER OF STOCK NOT REGISTERED IN HIS NAME MUST CONFIRM THAT HE WAS A BENEFICIAL OWNER OF SUCH STOCK ON THE RECORD DATE.

                             STOCKHOLDER PROPOSALS

     Proposals of security holders intended to be presented at the next annual meeting of stockholders must be received by the Company at 1060 Park Avenue, Cranston, Rhode Island 02910, on or before September 1, 1999, for inclusion in the proxy material for said meeting.

                                 OTHER BUSINESS

     It is not anticipated that any business other than as set forth hereinabove will be brought before the meeting. Management is not aware of any matters proposed to be presented to the meeting by any other person. However, if any other business should properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to act in accordance with their best judgment on such business.

                          INCORPORATION BY REFERENCE

     The Company's Annual Report on Form 10-KSB for the year ended May 30, 1998, and the Company's report on Form 8K/A dated October 16, 1998, copies of which have been, contemporaneously with this Proxy Statement, provided to all shareholders of record, are incorporated by reference herein.

                           METRO GLOBAL MEDIA, INC.
                        Annual Meeting of Stockholders
                               _________________


The undersigned hereby appoints A. Daniel Geribo and Janet M. Hoey, or either one of them, as proxy or proxies for the undersigned, with full powers of substitution, to vote at the Annual Meeting of Stockholders to be held on January 26, 1999, at 10:00 AM local time, at the Crowne Plaza at the Crossings, 801 Greenwich Avenue, Warwick, RI, and at any and all adjournments thereof, according to the number of votes that the undersigned would be entitled to cast with all powers the undersigned would possess if personally present at said meeting. This proxy may be exercised to vote for the following purposes:

1.   FOR _____        AGAINST _____

     the election of all of the following nominees listed below as Directors of the Company:

                                 Dan H. Eberly
                                Alan S. Casale
                               A. Daniel Geribo
                               Robert T Maiello
                              Philip P. Salvatore
                                Bart T. Senior
                                 Janet M. Hoey

    If you do not wish your shares to be voted "FOR" a particular nominee, mark "AGAINST" above and strike a line through the name (s) of the person (s)
                 for whose election you do not wish to consent


2.   FOR _____        AGAINST _____

     Ratification of the terms of the acquisition of Fanzine International, Inc.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL

The undersigned hereby ratifies and confirms all that said proxy or proxies, or substitutes, may do by virtue hereof. The proxies are authorized to vote in their discretion with respect to matters not known or determined at the date of the Proxy Statement. Receipt of the Notice of Meeting, Proxy Statement and Annual Report is hereby acknowledged.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFICATIONS ABOVE. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS SET FORTH ABOVE.

             Dated:__________________________________________, 1999

                                                                   L.S.
         ---------------------------------------------------------

                                                                   L.S.
         ---------------------------------------------------------

Please sign here exactly as name appears at the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Each joint owner or trustee should sign the proxy. If the stockholder is a corporation, the office of the person signing should be indicated.

                       Please sign, date and mail today.

  This proxy is solicited on behalf of the Board of Directors of the Company.